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                                                                     EXHIBIT 5.1

                 [Gary Cary Ware & Freidenrich LLP Letterhead]

September 15, 2000

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

         RE: ENLIGHTEN SOFTWARE, INC. REGISTRATION STATEMENT ON FORM SB-2

Ladies and Gentlemen:

         This opinion is furnished to you in connection with the filing of a Registration Statement on Form SB-2 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, for the registration of 1,574,948 shares of Common Stock (the "Common Stock"), of Enlighten Software, Inc. (the "Company").

         We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

         Based on such examination, we are of the opinion that the outstanding shares of Common Stock held by the selling shareholders identified in the Registration Statement are duly authorized by the Company, and that such shares of Common Stock of the Company, are legally issued, fully paid, and non-assessable. We are further of the opinion that the shares of Common Stock identified in the Registration Statement to be issued to the selling shareholders upon the exercise of the warrants identified in the Registration Statement are duly authorized by the Company and, when issued against payment of the purchase price therefor according to the warrants, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in said Registration Statement.


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GRAY CARY WARE & FREIDENRICH  LLP

September 15, 2000
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This opinion is to be used only in connection with the issuance of the Common
Stock while the Registration Statement is in effect.


Very truly yours,


GRAY CARY WARE & FREIDENRICH  LLP